Exhibit 10.1

January 9, 2016

Freedom Mortgage Corporation
907 Pleasant Valley Ave., Suite 3
Mount Laurel, New Jersey 08054

Re: Letter Agreement Dated November 1, 2016, between Cherry Hill Mortgage Investment Corporation    and Freedom Mortgage Corporation

Ladies and Gentlemen:

Reference is made to the above-reference agreement (the “Agreement”) regarding the sale of the Excess MSRs and the timing of yield maintenance payments. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Buyer and Seller agree to amend  the Agreement to provide that the yield maintenance payments will be made monthly, rather than quarterly. Accordingly, the Agreement is hereby amended  by deleting paragraph 4 thereof in its entirety and replacing it with the following:

“Buyer shall make yield maintenance payments monthly in an amount equal to two hundred and fifty thousand dollars ($250,000) on the first day of each month, commencing December 1, 2016. If any such date is not a business day, such payment shall be made on the first succeeding business day thereafter. Each such payment shall be made in immediately available funds to the account designated by Seller.”

If you are in agreement with the above, please execute this letter in the space below and return a complete copy to the undersigned whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

By: /s/ Martin Levine
Martin Levine, CFO
AGREED TO:

FREEDOM MORTGAGE CORPORATION

By: /s/ Stanley C. Middleman
Stanley, C. Middleman, President